Exhibit 99.1
FOR:      Global Traffic Network, Inc.

CONTACTS: At KCSA Worldwide:	At Global Traffic Network:
Todd Fromer / David Burke	Scott Cody, Chief Financial Officer
212-682-6300	212-896-1255
tfromer@kcsa.com /dburke@kcsa.com	scott.cody@globaltrafficnet.com
Global Traffic Network Inc. Appoints Stuart Romenesko to Board of Directors
NEW YORK, Feb 20, 2007 (BUSINESS WIRE) — Global Traffic Network Inc., (Nasdaq: GNET), a leading provider of custom traffic and news reports to radio and television stations outside the United States, announced the appointment of Stuart Romenesko to the Company’s Board of Directors, effective February 14, 2007.
Currently, Mr. Romenesko serves as a Strategic Advisor to Petters Group Worldwide, LLC, a private company focused on creating, developing and investing in companies that manufacture, procure and market merchandising solutions for key growth markets. Prior to assuming this role, Mr. Romenesko served as the Company’s Chief Financial Officer since 2002, and has also served in such capacities as its President and interim CEO. From January of 2000 to October 2002, Mr. Romenesko was Executive Vice President, Chief Financial Officer, co-Founder and Director of Magnum Technologies Inc. From January 1994 to June 1999, he served as Senior Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary for ValueVision International, Inc., also known as ShopNBC. Mr. Romenesko, a Certified Public Accountant, has held various positions at both regional and international accounting firms. In addition, Mr. Romenesko is a director of uBid.com Holdings, Inc. (UBHI.OB) a public Internet auction company.
“We are very pleased to add Stuart to our Board of Directors,” said William L. Yde III, Chairman Chief Executive Officer, and President of Global Traffic Network, Inc. “In addition to his strong finance background, Stuart brings with him a wealth of knowledge in the areas of media and marketing. We believe his experience will be a tremendous asset as we continue to expand the reach of our business in Australia and Canada, and prepare to launch service in the United Kingdom.”
“I am excited to have the opportunity to serve as a member of Global Traffic Network’s Board of Directors,” said Mr. Romenesko. “With the vast experience and expertise of the management team and current Board members, as well as a proven business model, Global Traffic Network stands to emerge as the leader in its field. I believe that the Company will further distinguish itself as the breadth of the markets in which it operates widens, and look forward to playing a role in the growth of the Company.”
As a member of the Global Traffic Network’s Board of Directors, Mr. Romenesko will serve as Chairman of the Audit committee.
About Global Traffic Network
Global Traffic Network, Inc. (Nasdaq: GNET) is a leading provider of custom traffic and news reports to radio and television stations outside the U.S. The Company operates the largest traffic and news network in Australia, and operates seven traffic networks in Canada. In exchange for providing custom traffic and news reports, television and radio stations provide Global Traffic Network with commercial airtime inventory that the Company sells to advertisers. As a result, radio and television stations incur no out-of-pocket costs when contracting to use Global Traffic Network’s services. For more information, visit the Company’s website at www.globaltrafficnetwork.com
This press release contains statements that constitute forward-looking statements. These statements reflect our current views with respect to future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those discussed under the heading “Risk Factors” and elsewhere in our annual report 10-K that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated or implied by these forward-looking statements. These statements can be recognized by the use of words such as “may,” “will,” “intend,” “ should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “ predict,” “potential,” “plan,” “is designed to,” “target” or the negative of these terms, and similar expressions. We do not undertake to revise any forward-looking statements to reflect future events or circumstances.